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                                                                   EXHIBIT 10(b)


                            AGREEMENT WITH RESPECT TO
                             ESTATE TAX EQUALIZATION

         This Agreement With Respect to Estate Tax Equalization ("Agreement") is made by and between Newmont Gold Company, a Delaware corporation (referred to as "Newmont"), and John Dow, an executive of Newmont (referred to as "Executive"), and Executive's spouse (referred to as "Spouse").

                                    RECITALS.

         A. Executive is a salaried executive employee of Newmont.

         B. Neither Executive nor Spouse are United States citizens.

         C. Newmont has requested that Executive and Spouse obtain a United States Alien Registration Receipt Card (referred to as a "Green Card").

         D. Executive has advised Newmont that obtaining a Green Card (and possibly mere application for a Green Card) could result in characterization of the Executive and his wife as "residents" for purposes of United States Estate Taxes, and consequently, could result in the imposition of United States Estate Taxes on the Executive and Spouse's worldwide assets.

         E. Executive and Newmont have agreed that the imposition of such United States Estate Taxes may in many cases be worse than the taxation for other Newmont executive employees who are United States citizens and that such adverse tax consequence could occur on the death of either Executive or Spouse.

         F. Newmont desires that its executive employees (and, consequently, their spouses) who are not United States citizens obtain sufficient immigration law status in the United States to ensure their uninterrupted ability to reside in and conduct business in the United States; however, Newmont does not wish this desire to create a disparity in treatment between United States citizen executive employees and non-United States citizen executive employees.

         G. Therefore, Newmont has agreed to make payments to the Executive, as set forth in this Agreement, computed in amounts intended to be utilized by the Executive and Spouse to eliminate the disparate treatment.

         NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Executive, Spouse and Newmont agree as follows:


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         1. Tax Equalization Payment. Newmont agrees to pay Executive during the term of this Agreement (as defined in Section 4 hereof) at least annually, on or before December 1 of each year (or in the case of the first payment after execution of this Agreement within 60 days thereafter) (referred to as the "Payment Date"), an amount (referred to as the "Tax Equalization Payment") equal to the sum of the following:

                  (a) the annual premium for such calendar year for guaranteed renewable term life insurance with at least a ten year level premium structure and insuring the life of Executive in the amount of $5,000,000 in death benefits (referred to as the "Executive Premium");

                  (b) the annual premium for such calendar year for guaranteed renewable term life insurance with at least a ten-year level premium structure and insuring the life of Spouse in an amount of $1,000,000 in death benefits (referred to as the "Spousal Premium"); and

                  (c) the additional income taxes for the calendar year which includes the Payment Date estimated to be imposed by the United States federal government, state governments, local governments and other non-United States jurisdictions and payable by Executive or Spouse with respect to payment by Newmont of the Tax Equalization Payment (referred to as the "Tax Gross-Up Amount").

         2. Determination of Executive Premium, Spousal Premium and Tax Gross-Up Amount.

                  (a) Payment Notice. On or before the 60th day before the Payment Date (or in the case of the first payment after execution of this Agreement, within 45 days after such execution), the Executive shall deliver to Newmont at the address listed in Section 16 of this Agreement a notice setting forth the amounts of the Executive Premium, Spousal Premium and estimated Tax Gross-Up Amount for the calendar year in which the Payment Date is included.

                  (b) Disagreement Notice. Newmont must send to the Executive on or before 30 days before the Payment Date a notice (or in the case of the first payment after the execution of this Agreement, within 50 days after such execution) ("Disagreement Notice") setting forth specific disagreement with any such amount of the Executive Premium, Spousal Premium or estimated Tax Gross-Up Amount and the specific reasons for the disagreement; otherwise, Newmont must pay the full amount of the Tax Equalization Payment shown on the Payment Notice by the Payment Date or be in default under this Agreement.

                  (c) Process For Resolving Disagreement. If Newmont delivers a Disagreement Notice, and Newmont and the Executive fail to resolve their disagreement and


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agree in writing on an amount of the Tax Equalization Payment before the Payment
Date, Newmont must nonetheless make full payment of the Tax Equalization Payment set forth on the Payment Notice on the Payment Date. Thereafter, Newmont may pursue its disagreement in accordance with the rules of arbitration under the American Arbitration Association, but until resolution, this Agreement shall remain in full force and effect with respect to future payments; provided, however, that the Executive shall remain liable to Newmont (without interest) for any overpayments finally determined by such arbitration.

         3. Periodic Adjustment of Insurance Amounts.

                  (a) Acknowledgment of Adjustment. Because the Tax Equalization Payment is intended to provide funds to maintain life insurance in amounts sufficient to eliminate any disparities in United States Estate Taxes between Executive and Spouse and other citizen executive employees, Newmont agrees to a periodic review and, if requested (as set forth below), an increase in the amount of the Tax Equalization Payment based upon the financial condition of Executive and Spouse, subject to the limitation set forth in paragraph (c) below of this Section 3.

                  (b) Procedure for Adjustment. At any time during the term of this Agreement, as part of the Payment Notice, the Executive may request higher payments to reflect premiums for insurance coverage in amounts greater than those set forth in Section 1, based upon an increase in financial worth of the Executive and Spouse or a change in applicable law, either of which would increase the disparity between Executive and Spouse and other citizen executive employees; provided, however, that the Payment Notice must include a confidential statement of such financial condition or applicable law. The provisions of Section 2 shall govern any disagreement between Executive and Newmont regarding the amounts set forth in the Payment Notice, it being the intention of the parties that if Newmont delivers a Disagreement Notice, and Newmont and the Executive fail to resolve their disagreement and agree in writing on an amount of the Tax Equalization Payment before the Payment Date, including the requested increased amount, Newmont must nonetheless make full payment of the Tax Equalization Payment set forth on the Payment Notice on the Payment Date, so that applicable insurance coverage does not lapse, and thereafter Newmont may pursue arbitration of the disagreement pursuant to
Section 2. Newmont agrees that it shall use its best efforts to ensure the confidentiality of any financial information provided to its agents and employees in connection with this Agreement.

                  (c) Limitation on Tax Equalization Payment. Notwithstanding any other provision of this Agreement, the Company shall not be required to make payment of a Tax Equalization Payment which exceeds the sum of the following:


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                     (i) the annual premium for such calendar year for
guaranteed renewable term life insurance with a level premium structure for a term ending on the date which is ten years after the effective date of this Agreement and insuring the life of Executive in the amount of $10,000,000 in death benefits;

                     (ii) the annual premium for such calendar year for guaranteed renewable term life insurance with a level premium structure for a term ending on the date which is ten years after the effective date of this Agreement and insuring the life of Spouse in an amount of $3,000,000 in death benefits; and

                     (iii) the additional income taxes for the calendar year which includes the Payment Date estimated to be imposed by the United States federal government, state governments, local governments and other non-United States jurisdictions and payable by Executive or Spouse with respect to payment by Newmont of the Tax Equalization Payment.

                  (d) Effect of Uninsurability. Notwithstanding any provision of this Agreement to the contrary, Newmont shall only be liable under this Agreement to pay to Executive amounts equal to the Executive Premium, the Spousal Premium and the Tax Gross-Up Amount with respect to guaranteed renewable term life insurance in effect or which can be obtained to insure the lives of the Executive and the Spouse, respectively, pursuant to the terms of this Agreement. Other than Newmont's obligation to pay to Executive amounts equal to the Executive Premium, the Spousal Premium and the Tax Gross-Up Amount with respect to guaranteed renewable term life insurance in effect or which can be obtained to insure the lives of the Executive and the Spouse as set forth in this Agreement, Newmont shall have no other liability or obligation to pay or reimburse Executive for any costs or taxes that may result in the event the Executive or the Spouse shall be or become uninsurable and unable to obtain additional insurance under this Agreement.

         4. Term of this Agreement. The term of this Agreement shall be from the date this Agreement is executed until the sooner of (a) ten years from such date, (b) one year after the death or voluntary retirement of the Executive or the Executive's termination of employment by Newmont (or any of its subsidiaries or affiliates) for a reason other than voluntary retirement, or (c) complete repeal of laws imposing United States federal, state or local estate, inheritance, succession or other taxes or governmental assessments or charges imposed by reason of the death of either the Executive or the Spouse, provided that such repeal is not temporary and will be applicable for at least that period of time ending on the earlier of either (i) ten years from the date this Agreement is executed, or (ii) one year after the death or voluntary retirement of the Executive or the Executive's termination of employment by Newmont (or any of its subsidiaries or affiliates) for a reason other than voluntary retirement.

         5. Effect of Marital Dissolution. Notwithstanding any other provision of this Agreement, if the marriage of Executive and Spouse at any time during the term of this Agreement is dissolved or terminated by entry of an Order of Marital Dissolution or similar


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order of any court of competent jurisdiction, Spouse shall no longer be entitled to any benefits under this Agreement, and the obligation of the Company to pay to Executive that portion of the amount of the Tax Equalization Payment equal to the Spousal Premium shall immediately cease. At such time, any such insurance policy insuring the life of the Spouse shall be terminated, and any amounts of premiums shall be refunded and returned to the Company; provided, however, that if such premium payment has already been made by Company and no such premiums are refunded, there shall be no obligation on Executive or Spouse to return or repay any amounts to the Company.

         6. Binding Effect. This Agreement shall be binding upon the parties hereto and their heirs, personal representatives, administrators, successors, assigns and any other transferee.

         7. Remedies. All rights and remedies under this Agreement shall be cumulative and non-exclusive, and the rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive the right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

         8. Governing Law. This Agreement shall in all respects be subject to, and governed by, the laws of the State of Colorado.

         9. Entire Agreement. The parties hereto expressly acknowledge that this Agreement constitutes the entire contract between the parties concerning the matters provided in this Agreement. Any other agreements or understandings, oral or written, of any nature with respect to such matters are hereby superseded and revoked.

         10. Amendment. This Agreement shall not be modified or amended except by means of a writing signed by the Executive, Spouse and one or more officers duly authorized to act on behalf of Newmont.

         11. Counterparts. This Agreement may be executed and delivered in any number of counterparts, all of which when executed and delivered shall have the force and effect of an original.

         12. "Days" Defined. Any reference in this Agreement to "days" means all calendar days, inclusive of Saturdays, Sundays and days which are legal holidays under the laws of the United States or Colorado.


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         13. Construction. Throughout this Agreement, the singular shall include the plural, the plural shall include the singular and the masculine shall include the feminine and neuter genders wherever the context so requires.

         14. Titles, Headings or Captions. The titles, headings or captions in the sections or paragraphs of this Agreement are inserted for convenience of reference only and shall not constitute a part of this Agreement.

         15. Execution and Delivery of Documents. Each of the parties hereto, his or her heirs, legal representatives, successors and assigns, shall do all things to execute and delivery any and all documents which may be necessary at any time to carry out and effectuate the terms and conditions of this Agreement.

         16. Notices. Any notice, demand or communication required or permitted to be given by any provision of this Agreement shall be deemed to have been sufficiently given or served for all purposes (1) if delivered personally to the party or to an executive officer of the party to whom the same is directed; (2) if sent by registered or certified mail, postage and charges prepaid, or by a recognized overnight delivery service, addressed to the address, as appropriate, which is set forth in this Agreement; or (3) upon facsimile transmission to the facsimile number, as shown in this Agreement, of the party being notified. Except as otherwise provided herein, any such notice shall be deemed to be given under clause (1) upon delivery; under clause (2) two business days after mailing or one business day after delivery by the overnight delivery service; or under clause (3) upon completion of the facsimile transmission. For purposes of the foregoing, notices shall be sent as follows:

                           To Executive and Spouse:

                           John Dow
                           457 Clayton Street
                           Denver, CO   80206

                           To Newmont:

                           Newmont Mining Corporation
                           1700 Lincoln Street
                           Denver, CO   80203

         17. Waivers. The failure of any party to seek redress for violation of or to insist upon the strict performance of any covenant or condition of this Agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having the effect of an original violation.

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         18. Severability. If any provision of this Agreement or the application thereof to any Person or circumstance shall be illegal, invalid or unenforceable to any extent, the remainder of this Agreement and the application thereof shall not be affected and shall be enforceable to the fullest extent permitted by law. Furthermore, a new provision shall automatically be deemed added to this Agreement in lieu of such illegal, invalid or unenforceable provision, which new provision is as similar in terms to such illegal, invalid or unenforceable provision as is possible with the new provision still being legal, valid and enforceable.

         19. Reliance on Authority of Person Signing Agreement. With respect to Newmont, Executive or Spouse shall not (1) be required to determine the authority of the individual signing this Agreement to make any commitment or undertaking on behalf of Newmont or to determine any fact or circumstance bearing upon the existence of the authority of such individual or (2) be required to see to the application or distribution of proceeds paid or credited to individuals signing this Agreement on behalf of Newmont.

                             EXECUTIVE:

                             /s/ John Dow
                             --------------------------------
                             John Dow

                             Dated: August 20, 1999

                             SPOUSE:

                             /s/ Linda Dow
                             --------------------------------
                             Linda Dow

                             Dated: August 20, 1999

                             NEWMONT:

                             Newmont Gold Company, a Delaware corporation

                             By: /s/ Steven A. Conte
                                 ----------------------------
                                 Steven A. Conte
                                 Vice President, Human Resources
                                 Dated: August 20, 1999



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